Exhibit 99.1

Atlantic Power Corporation names James J. Moore, Jr. as President and CEO

BOSTON, MASSACHUSETTS, January 23, 2015 /PRNewswire/ — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) today announced that its Board of Directors has appointed James J. Moore, Jr. as the Company’s President and Chief Executive Officer and a member of the Board of Directors effective January 26.  Moore replaces Ken Hartwick, Interim President and CEO, who guided the Company during the search for a permanent CEO and will remain a member of the Company’s Board of Directors.

Moore joins Atlantic Power from Diamond Castle Holdings LLC (“DCH”), a $1.8 billion private equity firm in New York City, where he served as Chairman of Energy and Power from 2008 to 2015.  From 2001 to 2008, Moore served as CEO of Catamount Energy Corporation (“Catamount”), where he helped transform a small Vermont energy company into a wind-focused growth company.  The new strategy led to the sale of the company to DCH in 2005 and later to Duke Energy in 2008.  Prior to his tenure at Catamount, Moore served as Chairman and CEO of American National Power and on the Board of International Power PLC.  Moore also previously served on the Board of Comverge, Inc. in 2012.

“The Board of Directors is pleased with the outcome of our search as Jim Moore brings a track record of thirty-three years in the energy industry including building two IPP businesses,” said Irving Gerstein, the Chair of the Company’s Board of Directors.  “We were attracted by the fact that Jim has already led restructuring and business building efforts as a CEO in the IPP industry.”

“My top priorities are the investment in our existing fleet, continued improvement in our balance sheet and examination of strategic and other growth opportunities that fit within Atlantic Power’s strategy,” Moore said.  He also noted the positive progress of the Company during 2014 stating that “the Company has made significant progress in restructuring by reducing corporate overhead and corporate staff levels nearly 40% from 2013 to 2015.”

Moore said that Atlantic Power has disposed of non-core assets, reduced and refinanced debt, and exercised discipline with respect to capital expenditures.  “We need to continue those efforts with a sense of urgency and focus on metrics such as free cash flow per share,” he said.

On January 22, 2015, the Compensation Committee of the Board of Directors approved a one-time grant of 523,256 notional shares to Moore, effective as of January 26, 2015, of which 50% will vest on or after the second anniversary of his start date upon achievement of certain stock price targets, and 50% will vest on the fourth anniversary of his start date, subject to his continued employment.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Its power generation projects have an aggregate gross electric generation capacity of approximately 2,945 MW in which its aggregate ownership interest is approximately 2,024 MW.  Its current portfolio consists of interests in twenty-eight operational power generation projects across eleven states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:  Atlantic Power Corporation, Amanda Wagemaker, Investor Relations (617) 977-2700, info@atlanticpower.com.  Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power” or on Atlantic Power’s website.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate”, “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. Examples of such statements in this press release include, but are not limited to, statements with respect to the Company’s ability to reduce and refinance debt, and exercise discipline with respect to capital expenditures.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the Company’s ability to evaluate and/or implement potential options, including asset sales or joint ventures to raise additional capital for growth and/or potential debt reduction, and the impact any such potential options may have on the Company or the Company’s stock price.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  The Company’s ability to achieve its longer-term goals, including those described in this news release, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.